UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2006

CATALYTICA ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 West Warner Road, Suite 132, Tempe, AZ  85284

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 556-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 14, 2006, Catalytica Energy Systems, Inc. (the “Registrant”) entered into a letter agreement dated December 12, 2006 (the “Letter Agreement”) with AWM Investment Co., Inc. (“AWM”) relating to the November 30, 2006 purchase of Registrant’s common stock by certain AWM-affiliated funds. The Letter Agreement provides certain assurances to the Registrant concerning AWM’s beneficial ownership of Registrant’s common stock in connection with the Registrant’s Amended and Restated Preferred Stock Rights Agreement dated as of November 22, 2004 (the “Rights Agreement”), by and between the Registrant and Mellon Investor Services LLC (the “Rights Agent”) and AWM’s agreement to cause itself and its affiliates to divest a sufficient number of shares of the Registrant’s common stock by November 30, 2007, so that they no longer are the beneficial owners of 20% or more of the Registrant’s common stock. The Letter Agreement further provides that neither AWM nor its affiliates will become the owner of any additional shares of Registrant’s common stock unless, after giving effect to any such acquisition, AWM and its affiliates would be the beneficial owners of less than 20% or the Registrant’s common stock.

On December 14, 2006, the Registrant and the Rights Agent entered into an amendment to the Rights Agreement (the “Amendment”). The Rights Agreement previously provided that if the Board of Directors of the Registrant (the “Board”) determines in good faith that a person who would otherwise be an “Acquiring Person” under the Rights Agreement has become such inadvertently and without any intention of changing or influencing control of the Registrant, and if such person divested or divests as promptly as practicable a sufficient number of shares of common stock so that the person would no longer be an “Acquiring Person”, then the person will not be deemed to be or to have become an “Acquiring Person” for purposes of the Rights Agreement. As amended by the Amendment, the Rights Agreement now provides that any such person will not be deemed to be or to have become an “Acquiring Person” for purposes of the Rights Agreement if such person divested or divests such shares with reasonable promptness, as determined in the discretion of the Board. In addition, the Amendment provides that in its determination of whether a person has divested or will divest with reasonable promptness, the Board may take into account such factors as it deems relevant, which may in the discretion of the Board include the potential impact of the divestiture by such person on the Registrant’s stock price, any liability of such person which may result from such divestment arising in connection with Section 16 of the Securities Exchange Act of 1934 and any undertakings by such person, which the Board deems reasonably necessary to ensure compliance with Section 1(a) of the Rights Agreement (relating to the definition of an Acquiring Person).

Based on the assurances by AWM set forth in the Letter Agreement, the Board has determined that AWM (together with its affiliates) is not an “Acquiring Person” under the Rights Agreement.

The foregoing summaries of the Letter Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Letter Agreement and the Amendment, which are attached as Exhibit 10.1 and Exhibit 4.1 hereto, respectively, and incorporated by reference in their entirety herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Document
10.1*	Letter Agreement by and between AWM Investment Co., Inc. and the Registrant dated as of December 12, 2006
4.1**	Amendment No. 1 dated as of December 14, 2006 to Amended and Restated Preferred Stock Rights Agreement dated as of November 22, 2004, by and between the Registrant and Mellon Investor Services LLC

*                    Filed herewith.

**             Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration on Form 8-A/A (Amendment No. 2), filed December 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.

By:	/S/ ROBERT W. ZACK
Robert W. Zack, President, Chief Executive Officer and Chief Financial Officer

Date: December 15, 2006

EXHIBIT INDEX

Exhibit Number	Document
10.1*	Letter Agreement by and between AWM Investment Co., Inc. and the Registrant dated as of December 12, 2006
4.1**	Amendment No. 1 dated as of December 14, 2006 to Amended and Restated Preferred Stock Rights Agreement dated as of November 22, 2004, by and between the Registrant and Mellon Investor Services LLC

*                    Filed herewith.

**             Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration on Form 8-A/A (Amendment No. 2), filed December 14, 2006.